Execution Version
Exhibit 10.11
SIXTH AMENDMENT TO CREDIT AGREEMENT
This Sixth Amendment and Agreement (“Agreement”) dated as of March 23, 2010 (“Effective Date”) is by and among Belden & Blake Corporation, an Ohio corporation (the “Company”), the Lenders (as defined below), and BNP Paribas, as Administrative Agent (as such term is defined below).
RECITALS
A. The Company, certain subsidiaries of the Company, as Guarantors, the lenders party thereto from time to time (the “Lenders”), and BNP Paribas, as administrative agent for such Lenders (together with its permitted successors in such capacity, the “Administrative Agent”) are parties to the First Amended and Restated Credit and Guaranty Agreement dated as of August 16, 2005, as amended by the First Amendment to Credit Agreement dated as of September 27, 2005, the Second Amendment and Waiver dated as of August 3, 2007, the Third Amendment and Waiver dated as of March 24, 2008, the Fourth Amendment, Waiver and Agreement dated as of April 9, 2009, and the Fifth Amendment and Agreement dated as of September 25, 2009 (as so amended and as the same may be amended or modified from time to time, the “Credit Agreement”).
B. The Company, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, (1) reaffirm the Borrowing Base (as defined in the Credit Agreement) as $65,000,000, (2) provide for a waiver of compliance with the Leverage Ratio covenant set forth in Section 6.8(b) of the Credit Agreement each day from December 31, 2009 through the Effective Date (the “Covenant Waiver”), (3) provide for a waiver of the Existing Default (as defined below), and (4) make certain amendments to the Credit Agreement.
THEREFORE, the Company, the Administrative Agent, and the Lenders hereby agree as follows:
Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 3. Waivers.
(a) The Lenders agree, subject to the terms and conditions of this Agreement, to the Covenant Waiver. The waiver by the Lenders described in this Section 3 is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Covenant Waiver. Such waiver is limited to the extent described herein and shall not be construed to be a consent to or permanent waiver of any provision in Section 6.8(b) of the Credit Agreement, or any other terms, provisions, covenants, warranties, or agreements contained in the Credit Agreement or in any of the other Credit Documents. The description herein of the Covenant Waiver is based upon information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any Defaults or Events of Default other than the Event of Default which may exist as of December 31, 2009 under Section 6.8(b) of the Credit Agreement if the Lenders do not agree to the Covenant Waiver.
(b) On or about November 9, 2009 the Company sold some of its interest in undeveloped acreage located in Bradford County, Pennsylvania (“Subject Sale”). Such Subject Sale was prohibited under Section 6.9 of the Credit Agreement and therefore, such Subject Sale resulted in the occurrence of an Event of Default (the “Existing Default”). The Company hereby acknowledges the existence of such Existing Default . The Lenders agree, subject to the terms and conditions of this Agreement, to waive the Existing Default. The waiver by the Lenders described in this clause (b) is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Existing Default. Such waiver is limited to the extent described herein and shall not be construed to be a consent to or permanent waiver of any provision in Section 6.9 of the Credit Agreement, or any other terms, provisions, covenants, warranties, or agreements contained in the Credit Agreement or in any of the other Credit Documents. The description herein of the Existing Default is based upon information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default.
(c) The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Credit Document. The failure of the Lenders to give notice to the Company of any Default or Event of Default is not intended to be nor shall be a waiver thereof. The Company hereby agrees and acknowledges that the Lenders require and will require strict performance by the Company of all of its obligations, agreements, and covenants contained in the Credit Agreement and the other Credit Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.
Section 4. Amendments to the Credit Agreement.
(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:
“Identified Disposition” means, collectively, the disposition of up to 17,300 of undeveloped acreage located in the Marcellus shale and comprised of 703 net acres in Bradford County, Pennsylvania, 9,000 net acres in McKean County, Pennsylvania, 2,331 net acres in Somerset County, Pennsylvania, 1,336 net acres in Tioga County, Pennsylvania, 798 net acres in Washington County, Pennsylvnania, 1,039 net acres in Alegany County, New York, and 2,131 net acres in Broome County, New York.
“Consolidated Senior Secured Debt” means, as at any date of determination, the aggregate amount of Loans outstanding and the Letter of Credit Usage.
“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (i) Consolidated Senior Secured Debt as of such day to (ii) Consolidated EBITDAX for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter for which financial statements have been required to be delivered under this Agreement).
(b) Section 1.01 of the Credit Agreement is hereby further amended by replacing the defined term “Consolidated Interest Expense” in its entirety with the following:
“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest net of payments received under Interest Rate Agreements) of Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, (a) any amounts referred to in Section 2.11(e) payable on or before the Closing Date and (b) any payments required under Interest Rate Agreements in the event of an early termination thereof, after giving effect to any netting agreements.
(c) Section 1.01 of the Credit Agreement is hereby amended by deleting each reference to "greater than” found in clause (b) of the definition of “Applicable Margin” and replacing it with a reference to “less than.”
(d) Section 6.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
6.5 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries or Affiliates through any manner or means or through any other Person to (a) directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, including but not limited to, principal payments on the Senior Secured Indebtedness but excluding interest payments on any Senior Secured Indebtedness or (b) otherwise make any optional or voluntary repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing in this clause (b)) of the Senior Secured Indebtedness; provided that, during the Fiscal Quarters ending March 31, 2010 and June 30, 2010, Company may make cash interest payments to Capital C Energy Operations, L.P. accruing under that certain Subordinated Promissory Note dated August 16, 2005 in the original principal amount of $94,000,000 so long as the aggregate amount of such interest payments does not exceed $1,600,000.
(e) Effective as of December 31, 2009, Section 6.8(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(a) Interest Coverage Ratio. Company shall not permit the Interest Coverage Ratio as of the last day of each Fiscal Quarter, to be less than 1.75 to 1.00 for each Fiscal Quarter ending on or after December 31, 2009.
(f) Effective as of December 31, 2009, Section 6.8(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(b) Senior Secured Leverage Ratio. Company shall not permit, as of each day, the Senior Secured Leverage Ratio for the four Fiscal Quarters for which financial statements have most recently been required to be delivered under this Agreement immediately preceding such day to exceed 2.00 to 1.00.
(g) Section 6.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
6.9 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(a) any Restricted Subsidiary of Company may be merged with or into Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, in the case of such a merger, Company or such Guarantor, as applicable shall be the continuing or surviving Person;
(b) sales or other dispositions of assets that do not constitute Asset Sales;
(c) any Asset Sale, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-cash proceeds) (i) are less than $5,000,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made after September 25, 2009, are less than $10,000,000; provided that, with respect to any Asset Sale permitted under this clause (c), (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by a Financial Officer of Company), and (B) no less than 75% thereof shall be paid in cash;
(d) disposals of obsolete, worn out or surplus property;
(e) Permitted Acquisitions, provided, that in connection with any Permitted Acquisition, any Restricted Subsidiary of Company may be merged with or into any company acquired in such Permitted Acquisition so long as such Guarantor shall be the continuing or surviving Person;
(f) Dispositions of Oil and Gas Properties of the Company and the Guarantors including the Identified Disposition; provided that (i) such Oil and Gas Properties are not required to be Collateral under this Agreement, (ii) the Proven Reserves attributable to such Oil and Gas Properties are not included in the Engineering Report most recently delivered to the Administrative Agent hereunder, (iii) such Oil and

Gas Properties were not evaluated by the Administrative Agent or the Lenders in determining the then effective Borrowing Base, (iv) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by a Financial Officer of Company), (v) no less than 75% thereof shall be paid in cash, and (vi) the aggregate fair market value of all such sales (but excluding the Identified Disposition) consummated between scheduled redeterminations of the Borrowing Base may not exceed $20,000,000;
(g) the trade or exchange by Company or any Restricted Subsidiary of any Oil and Gas Property (or interest therein) owned or held by Company or such Restricted Subsidiary and located in an area for any other Oil and Gas Property (or interest therein) owned or held by another Person and located in the same area; provided, that, (i) the aggregate value of trades or exchanges permitted by this paragraph (g) shall not exceed $5,000,000 during any six-month period commencing January 1 and ending June 30 or commencing July 1 and ending December 31, (ii) such trade or exchange may include cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value , and (iii) such trade or exchange occurs in the ordinary course of business for the purpose of developing Oil and Gas Properties that the Company or any Restricted Subsidiary owns which are not included in such trade or exchange; and
(h) Investments made in accordance with Section 6.7.
Section 5. Borrowing Base. Subject to the terms of this Agreement, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $65,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or reduced in accordance with the Credit Agreement, as amended hereby. The parties hereto agree that the Borrowing Base redetermination set forth in this Section 4 shall be in addition to the Borrowing Base redeterminations provided for in the Credit Agreement.
Section 6. Company Representations and Warranties. The Company represents and warrants that, after giving effect to this Agreement: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Credit Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Company and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Company’s obligations under the Credit Documents.
Section 7. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the Company, the Administrative Agent, and the Lenders upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Company, the Administrative Agent and the Lenders;
(b) No Default shall have occurred and be continuing as of the Effective Date.
(c) The representations and warranties in this Agreement shall be true and correct in all material respects.
(d) The Company shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 10.2 of the Credit Agreement.
Section 8. Acknowledgments and Agreements.
(a) The Company acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.
(c) Each of the Company, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Company acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement. From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean such Credit Agreement and such Credit Documents as amended by this Agreement.
(d) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 11. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.
Section 13. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follow.]

EXECUTED effective as of the date first above written.

COMPANY:	BELDEN & BLAKE CORPORATION

	By:	/s/ James M. Vanderhider Name: James M. Vanderhider
Title: President & CFO

ADMINISTRATIVE AGENT/ LENDER:	BNP PARIBAS, as Administrative Agent and as Lender

	By:	/s/ Polly Schott Name: Polly Schott
Title: Director

	By:	/s/ Edward Pak Name: Edward Pak
Title: Vice President

LENDER:	JPMORGAN CHASE BANK, N.A. as Lender

	By:	/s/ Michael A. Kamauf Name: Michael A. Kamauf
Title: Vice President

LENDER:	AMEGY BANK NATIONAL ASSOCIATION, as Lender

	By:	/s/ Charles W. Patterson Name: Charles W. Patterson
Title: Senior Vice President